NEWS RELEASE                                              GST TELECOMMUNICATIONS

FOR IMMEDIATE RELEASE                                         MAY 4, 1998


      GST TELECOMMUNICATIONS ANNOUNCES PRIVATE PLACEMENT OF SENIOR SECURED
                   DISCOUNT NOTES OF WHOLLY-OWNED SUBSIDIARY


(VANCOUVER, Wash.) - GST Telecommunications, Inc. (NASDAQ:GSTX) announced today that GST Network Funding, Inc., an indirect wholly-owned subsidiary of GST Telecommunications, Inc., has privately placed $300.0 million (gross proceeds) of 10-1/2 percent senior secured discount notes. The net proceeds of such offering will be used to finance the purchase of telecommunications equipment for the continued expansion of the Company's infrastructure, including the development and construction of additional networks and long haul fiber optic facilities.

The senior secured discount notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.


For more information, please contact:
GST Telecommunications
Dan Trampush        (360) 906-7152
Lisa Miles          (360) 906-7140


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